EXHIBIT 99.1

Unaudited Condensed Consolidated Financial Statements of Opnext, Inc.

OPNEXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and Unreviewed)

	June 30, 2012	March 31, 2012
	(Thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents, including $1,264 of restricted cash at June 30, 2012 and March 31, 2012	$61,221	$76,232
Trade receivables, net, including $3,234 and $11,776 due from related parties at June 30, 2012 and March 31, 2012, respectively	61,984	53,844
Inventories	88,998	98,489
Prepaid expenses and other current assets	11,230	8,269

Total current assets	223,433	236,834

Property and equipment, net	48,847	48,282
Purchased intangibles	8,794	10,241
Other assets	223	218

Total assets	$281,297	$295,575

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables, including $3,795 and $7,273 due to related parties at June 30, 2012 and March 31, 2012, respectively	$57,496	$54,531
Accrued expenses	32,518	24,421
Short-term debt	18,799	18,101
Capital lease obligations	13,900	14,667

Total current liabilities	122,713	111,720

Capital lease obligations	16,159	16,497
Other long-term liabilities	8,644	8,130

Total liabilities	147,516	136,347

Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share: 15,000 authorized, no shares issued and outstanding	—	—
Preferred stock, Series A Junior Participating, par value $0.01 per share: 1,000 authorized, no shares issued and outstanding	—	—
Common stock, par value $0.01 per share: 150,000 authorized; 91,704 issued and 90,638 outstanding at June 30, 2012; 91,704 issued and 90,405 outstanding at March 31, 2012	907	905
Additional paid-in capital	731,305	730,394
Accumulated deficit	(616,622)	(589,330)
Accumulated other comprehensive income	18,547	17,615
Treasury stock, at cost: 234 shares at June 30, 2012 and 141 shares at March 31, 2012	(356)	(356)

Total stockholders’ equity	133,781	159,228

Total liabilities and stockholders’ equity	$281,297	$295,575

The accompanying notes form an integral part of these condensed consolidated financial statements.

OPNEXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	June 30, 2012	June 30, 2011
	(Unaudited and Unreviewed)	(Unaudited)
	(Thousands, except per share amounts)
Revenues, including $7,864 and $7,769 from related parties for the three months ended June 30, 2012 and June 30, 2011, respectively	$72,539	$93,085
Cost of sales	74,380	71,338
Amortization of acquired developed technology	1,445	1,445

Gross margin	(3,286)	20,302
Operating expenses:
Research and development expenses	16,102	13,478
Selling, general and administrative expenses	19,333	14,451
Amortization of purchased intangibles	—	342
Insurance recoveries	(10,055)	—
Gain on disposal of property and equipment	—	(125)

Total operating expenses	25,380	28,146

Operating loss	(28,666)	(7,844)
Other income (expense):
Gain on sale of technology assets, net	—	2,078
Interest expense, net	(205)	(219)
Other income (expense), net	1,599	(148)

Total other income	1,394	1,711

Loss before income taxes	(27,272)	(6,133)
Income tax provision	20	114

Net loss	$(27,292)	$(6,247)

Net loss per share:
Basic	$(0.30)	$(0.07)
Diluted	$(0.30)	$(0.07)
Shares used in computing net loss per share:
Basic	90,518	90,206
Diluted	90,518	90,206

The accompanying notes form an integral part of these condensed consolidated financial statements.

OPNEXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited and Unreviewed)

	Three Months Ended
	June 30, 2012	June 30, 2011
	(Thousands)
Net loss	$(27,292)	$(6,247)
Other comprehensive income:
Foreign currency translation adjustment	(43)	1,830
Unrealized gain on foreign currency forward contracts	951	625
Change in defined benefit plan costs	24	23

Total comprehensive loss	$(26,360)	$(3,769)

The accompanying notes form an integral part of these condensed consolidated financial statements.

OPNEXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	June 30, 2012	June 30, 2011
	(Unaudited and Unreviewed)	(Unaudited)
	(Thousands)
Cash flows from operating activities:
Net loss	$(27,292)	$(6,247)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,596	6,157
Stock-based compensation expense	992	1,902
Amortization of purchased intangibles	1,445	1,787
Gain on disposal of property and equipment	—	(125)
Gain on sale of technology assets, net	—	(2,078)
Changes in operating assets and liabilities:
Trade receivables, net	(7,868)	10,541
Inventories	12,134	4,056
Prepaid expenses and other current assets	(2,865)	(2,480)
Other assets	—	(13)
Trade payables	1,429	(14,457)
Accrued expenses and other liabilities	8,549	(771)

Net cash used in operating activities	(8,880)	(1,728)

Cash flows from investing activities:
Capital expenditures	(3,411)	(1,601)
Proceeds from disposal of property and equipment	—	148
Proceeds from sale of technology assets, net	—	2,078

Net cash provided by (used in) investing activities	(3,411)	625

Cash flows from financing activities:
Payments on capital lease obligations	(2,575)	(2,297)
Restricted shares repurchased	(75)	(145)
Exercise of stock options	—	85

Net cash used in financing activities	(2,650)	(2,357)

Effect of exchange rate on cash and cash equivalents	(70)	337
Net increase (decrease) in cash and cash equivalents	(15,011)	(3,123)
Cash and cash equivalents at beginning of period	76,232	100,284

Cash and cash equivalents at end of period	$61,221	$97,161

Supplemental disclosures of non-cash transactions:
Capital lease obligations incurred	$(269)	$(1,487)

The accompanying notes form an integral part of these condensed consolidated financial statements.

OPNEXT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited and Unreviewed)

NOTE 1. BASIS OF PREPARATION

Basis of Presentation

Opnext, Inc. and subsidiaries (which may be referred to in these financial statements as “Opnext” or the “Company”) is a designer and manufacturer of optical subsystems, modules and components that enable high-speed telecommunications and data communications networks, as well as lasers and infrared light-emitting diodes (LEDs) for industrial and commercial applications.

The financial information for the Company as of June 30, 2012, and for the three month periods ended June 30, 2012 and 2011, is unaudited and unreviewed and includes all normal and recurring adjustments that management considers necessary for a fair statement of the financial information set forth herein in accordance with generally accepted accounting principles for interim financial information and rules and regulations of the Securities and Exchange Commission (SEC). The condensed consolidated balance sheet as of March 31, 2012 has been derived from the audited financial statements as of such date, but does not include all disclosures required by U.S. GAAP. The condensed consolidated statements of operations and cash flows for the three months ended June 30, 2011 have been derived from the unaudited, reviewed financial statements as of such date. These unaudited and unreviewed condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended March 31, 2012, filed on June 8, 2012.

NOTE 2. FAIR VALUE MEASUREMENTS

Fair value is defined as an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants based on the highest and best use of the asset or liability. The Company uses valuation techniques to measure fair value that maximize the use of observable inputs and minimize the use of unobservable inputs. Observable inputs are inputs that market participants would use in pricing the asset or liability, and are based on market data obtained from sources independent of the Company. Unobservable inputs reflect assumptions market participants would use in pricing the asset or liability based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of inputs as follows:

• Level 1 —	Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 instruments. Because valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these instruments does not entail a significant degree of judgment.

• Level 2 —	Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly. Valuations for Level 2 assets are prepared on an individual asset basis using data obtained from recent transactions for identical securities in inactive markets or pricing data from similar assets in active and inactive markets.

• Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

As of June 30, 2012 and March 31, 2012, the Company had $40.9 million and $46.6 million, respectively of money market funds classified as cash and cash equivalents that were recorded at fair value based on Level 1 quoted market prices.

At June 30, 2012, the Company had two forward foreign currency exchange contracts in place. At March 31, 2012, the Company had three forward foreign currency exchange contracts in place. At June 30, 2012 and March 31, 2012, the forward foreign currency exchange contracts had an aggregate notional value of $12 million and $18 million, respectively. At June 30, 2012 and March 31, 2012, the Company recorded $0.2 million to other current assets and $0.8 million to accrued expenses, respectively, related to recording the fair value of these foreign currency exchange contracts based on Level 2 inputs that primarily consisted of foreign currency spot and forward rates quoted by banks or foreign currency dealers. The Company does not enter into foreign currency exchange forward contracts for trading purposes, but rather as a hedging vehicle to minimize the effect of foreign currency fluctuations. The Company utilizes forward contracts to mitigate foreign exchange currency risk between the Japanese yen and the U.S. dollar on forecasted intercompany sales transactions between its subsidiary units. These foreign currency exchange forward contracts generally have expiration dates of 120 days or less to hedge a portion of this future risk.

NOTE 3. INVENTORIES

Components of inventories are summarized as follows:

	June 30, 2012	March 31, 2012
	(Thousands)
Inventories:
Raw materials	$40,187	$63,267
Work-in-process	14,827	13,570
Finished goods	33,984	21,652

	$88,998	$98,489

During the three months ended June 30, 2012, the Company recorded a $16.8 million write-down in the value of inventory related to the market downturn and a slowdown in demand for existing products.

NOTE 4. ACCUMULATED OTHER COMPREHENSIVE INCOME

The components of accumulated other comprehensive income as of June 30, 2012 and March 31, 2012 were as follows:

	June 30, 2012	March 31, 2012
	(Thousands)
Accumulated other comprehensive income:
Foreign currency translation adjustment	$18,290	$18,333
Unrealized gain (loss) on foreign currency forward contracts	195	(756)
Defined benefit plan costs, net	62	38

	$18,547	$17,615

NOTE 5. COMMITMENTS AND CONTINGENCIES

Litigation

On May 27, 2011, Opnext Japan filed a complaint against Furukawa in the Tokyo District Court alleging that certain laser diode modules sold by Furukawa infringe Opnext Japan’s Japanese patent No. 3,887,174. Opnext Japan is seeking an injunction as well as damages in the amount of 100.0 million Japanese yen.

On August 5, 2011, Opnext Japan filed a complaint against Furukawa in the Tokyo District Court alleging that certain integratable tunable laser assemblies sold by Furukawa infringe Opnext Japan’s Japanese patent No. 4,124,845. Opnext Japan is seeking an injunction as well as damages in the amount of 200.0 million Japanese yen.

On September 2, 2011, Tyco Electronics Subsea Communications, LLC (Tyco) filed a complaint against Opnext, Inc. in the Supreme Court of the State of New York, alleging that Opnext, Inc. failed to meet certain obligations owed to Tyco pursuant to a non-recurring engineering development agreement entered into between Opnext, Inc. and Tyco. The complaint sought contract damages in an amount not less than $1 million, punitive damages, costs and attorneys’ fees and such other relief as such court deemed just and proper. Opnext, Inc. filed a motion to dismiss this complaint on October 14, 2011. By decision and order dated August 13, 2012, the Court dismissed Tyco’s complaint in its entirety. Tyco has filed a notice of appeal from the decision and order but has not yet perfected the appeal. The Company is unable at this time to estimate the effects of any possible appeal of this lawsuit on the Company’s financial position, results of operations or cash flows.

Five putative class actions challenging the merger between Opnext, Inc., Tahoe Acquisition Sub, Inc. and Oclaro, Inc. (“Merger”) have been filed in the Superior Court of the State of California in and for the County of Alameda: (1) Martin Zilberberg v. Charles J. Abbe, No RG12623460, on March 28, 2012; (2) Eleanor Welty v. Harry L. Bosco, Case No. RG12624240, on April 4, 2012; (3) Todd Wright v. Harry L. Bosco, Case No. RG12624343, on April 5, 2012; (4) Stephen Greenberg v. Charles J. Abbe, No. RG12624444, on April 5, 2012; and (5) Mark Graf v. Opnext, Inc., No. RG12624798, on April 9, 2012. Two putative class actions challenging the merger have been filed in the Delaware Court of Chancery: (1) Glenn Freedman v. Opnext, Inc., CA No. 7400-VCL, on April 5, 2012; and (2) Berger v. Bosco, No. 7406-VCL, on April 9, 2012. The defendants in each case are Opnext and the members of Opnext’s Board (collectively, the “Opnext Defendants”), Oclaro, Inc. and Tahoe Acquisition Sub, Inc. (collectively, the “Oclaro Defendants”). Each action alleges that the Opnext Defendants breached their fiduciary duties to Opnext stockholders by entering into the Merger Agreement. Each action further alleges that the Oclaro Defendants aided and abetted those breaches of fiduciary duties. On July 6, 2012, plaintiff Wright voluntarily dismissed his complaint. On July 31, 2012, the remaining plaintiffs executed a memorandum of understanding settling these matters, subject to court approval. On December 10, 2012, the Superior Court of California in and for the County of Alameda (the “Court”) granted preliminary approval of the proposed settlement of the four remaining pending putative class actions filed in that Court challenging the Merger. In addition, the parties agreed that the two actions filed in the Delaware Court of Chancery challenging the merger, which have been consolidated under the caption In re Opnext, Inc. Shareholders Litigation, C.A. No. 7400-VCL, would be dismissed. Under the proposed settlement, the remaining plaintiffs agreed to settle these matters for additional disclosures only, subject to court approval. Plaintiffs have agreed to limit their application for fees and costs to $235,000. The proposed settlement is subject to final Court approval. The Court has set a final approval hearing for January 31, 2013, at 10:00 a.m. in Department 17 of the Court, the Honorable Steven A. Brick, presiding. See Note 11, Subsequent Events.

Capital Leases

The Company has capital leases with Hitachi Capital Corporation, a related party, for certain equipment. The following table shows the future minimum lease payments due under non-cancelable capital leases with Hitachi Capital Corporation at June 30, 2012:

Capital Leases
(Thousands)
Year Ending March 31:
2013 (remaining)	$7,510
2014	7,767
2015	7,389
2016	6,055
2017	3,133
Thereafter	281

Total minimum lease payments	32,135
Less amount representing interest	(2,076)

Present value of capitalized payments	30,059
Less: current portion	(13,900)

Long-term portion	$16,159

NOTE 6. INCOME TAXES

During the three month period ended June 30, 2012, the Company had minimal income tax expense. For those jurisdictions in which the Company generated operating losses, the Company recorded a valuation allowance to offset potential income tax benefits associated with these operating losses.

During the three month period ended June 30, 2011, the Company recorded $0.1 million of income tax expense attributable to income earned in certain foreign tax jurisdictions and certain state tax jurisdictions. In other profitable tax jurisdictions, the Company did not record income tax expense as the income tax benefits of prior operating losses were used to offset any potential income tax expense. For those jurisdictions in which the Company generated operating losses, the Company recorded a valuation allowance to offset potential income tax benefits associated with these operating losses.

Because of the uncertainty regarding the timing and extent of future profitability, the Company has recorded a valuation allowance to offset potential income tax benefits associated with operating losses and other net deferred tax assets. There can be no assurance that deferred tax assets subject to the valuation allowance will ever be realized.

As of June 30, 2012, the Company did not have any material unrecognized tax benefits. The Company recognizes interest and penalties on unrecognized tax benefits as components of income tax expense. The Company did not have any accrued interest or penalties associated with any unrecognized tax benefits as of June 30 and March 31, 2012.

NOTE 7. INSURANCE RECOVERIES

Insurance recoveries related to impairment losses previously recorded and other recoverable expenses are recognized up to the amount of the related loss or expense in the period that recoveries become realizable. Insurance recoveries under business interruption coverage and insurance recovery gains in excess of amounts previously written off related to impaired inventory and equipment or in excess of other recoverable expenses previously recognized will be recognized when they become realizable and all contingencies have been resolved.

The evaluation of insurance recoveries requires estimates and judgments about future results which affect reported amounts and certain disclosures. Actual results could differ from those estimates.

On October 22, 2011, flood waters resulting from heavy seasonal rains infiltrated the offices and manufacturing floor space of the Company’s primary contract manufacturer, Fabrinet, at its Chokchai campus in Pathum Thani, Thailand. As a result, the flooding had a significant impact on the Company’s revenues, operations and the ability to meet customer demand for products during the fiscal year ended March 31, 2012 and for the three months ended June 30, 2012.

During the three months ended June 30, 2012, the Company received notice that it would receive $10.1 million from one of the Company’s insurers relating to losses incurred due to the flooding in Thailand. As there were no contingencies associated with this notice, it was recorded within insurance recoveries in the Company’s condensed consolidated statements of operations for the three months ended June 30, 2012. The Company received the $10.1 million in July 2012.

NOTE 8. SHORT-TERM DEBT

The Company entered into a 2.0 billion yen loan with The Sumitomo Trust Bank (“Sumitomo”) on March 28, 2008, which is due monthly unless renewed. As of June 30 and March 31, 2012, the outstanding loan balance was 1.5 billion yen (approximately $18.9 million at the exchange rate on June 30, 2012). Interest is paid monthly, at TIBOR plus a premium, and was paid at a rate of 1.7 percent per annum for the three month period ended June 30, 2012 and June 30, 2011. Interest expense related to the loan for each of the three month periods ended June 30, 2012 and 2011 was $0.1 million.

NOTE 9. RELATED PARTY TRANSACTIONS

The Company was incorporated on September 18, 2000 (date of inception) in Delaware as a wholly owned subsidiary of Hitachi, a corporation organized under the laws of Japan. As of June 30, 2012, Hitachi held approximately 32 percent of the Company’s outstanding common stock based on Hitachi’s Schedule 13G filed with the SEC on February 7, 2012.

The Company enters into transactions with Hitachi and its subsidiaries in the normal course of business. Sales to Hitachi and its subsidiaries were $7.9 million and $7.8 million for the three month periods ended June 30, 2012 and June 30, 2011, respectively. Purchases from Hitachi and its subsidiaries were $4.0 million and $5.5 million for the three month periods ended June 30, 2012 and June 30, 2011, respectively. At June 30, 2012 and March 31, 2012, the Company had accounts receivable from Hitachi and its subsidiaries of $3.2 million and $11.8 million, respectively.

In addition, at June 30, 2012 and March 31, 2012, the Company had accounts payable to Hitachi and its subsidiaries of $3.8 million and $7.3 million, respectively. The Company also has certain capital equipment leases with Hitachi Capital Corporation as described in Note 5, Commitments and Contingencies.

NOTE 10. OPERATING SEGMENTS AND GEOGRAPHIC INFORMATION

Operating Segments

The Company operates in one business segment — optical subsystems, modules and components. Optical subsystems, modules and components transmit and receive data delivered via light in telecommunication, data communication, industrial and commercial applications.

Geographic Information

	Three Months Ended
	June 30, 2012	June 30, 2011
	(Thousands)
Revenues:
Americas	$13,377	$40,607
Asia Pacific, excluding Japan	27,778	24,790
Europe	19,524	15,256
Japan	11,860	12,432

Total	$72,539	$93,085

NOTE 11. SUBSEQUENT EVENTS

On July 23, 2012, the Company was acquired by Oclaro, Inc. in an all-stock transaction, in which Opnext stockholders received 0.42 shares of Oclaro common stock for every share of Opnext common stock. At the closing, each outstanding option to purchase Opnext common stock was converted into an option to purchase 0.42 shares of Oclaro common stock, each outstanding stock appreciation right of Opnext common stock was converted into either a stock appreciation right for 0.42 shares of Oclaro common stock or a stock appreciation right subject to cash settlement and remained subject to the same terms and conditions of the Opnext equity plan and the applicable stock appreciation right agreement, employment agreement or other agreement evidencing such stock appreciation right.

Five putative class actions challenging the merger between Opnext, Inc., Tahoe Acquisition Sub, Inc. and Oclaro, Inc. (“Merger”) have been filed in the Superior Court of the State of California in and for the County of Alameda: (1) Martin Zilberberg v. Charles J. Abbe, No RG12623460, on March 28, 2012; (2) Eleanor Welty v. Harry L. Bosco, Case No. RG12624240, on April 4, 2012; (3) Todd Wright v. Harry L. Bosco, Case No. RG12624343, on April 5, 2012; (4) Stephen Greenberg v. Charles J. Abbe, No. RG12624444, on April 5, 2012; and (5) Mark Graf v. Opnext, Inc., No. RG12624798, on April 9, 2012. Two putative class actions challenging the merger have been filed in the Delaware Court of Chancery: (1) Glenn Freedman v. Opnext, Inc., CA No. 7400-VCL, on April 5, 2012; and (2) Berger v. Bosco, No. 7406-VCL, on April 9, 2012. The defendants in each case are Opnext and the members of Opnext’s Board (collectively, the “Opnext Defendants”), Oclaro, Inc. and Tahoe Acquisition Sub, Inc. (collectively, the “Oclaro Defendants”). Each action alleges that the Opnext Defendants breached their fiduciary duties to Opnext stockholders by entering into the Merger Agreement. Each action further alleges that the Oclaro Defendants aided and abetted those breaches of fiduciary duties. On July 6, 2012, plaintiff Wright voluntarily dismissed his complaint. On July 31, 2012, the remaining plaintiffs executed a memorandum of understanding settling these matters, subject to court approval. On December 10, 2012, the Superior Court of California in and for the County of Alameda (the “Court”) granted preliminary approval of the proposed settlement of the four remaining pending putative class actions filed in that Court challenging the Merger. In addition, the parties agreed that the two actions filed in the Delaware Court of Chancery challenging the merger, which have been consolidated under the caption In re Opnext, Inc. Shareholders Litigation, C.A. No. 7400-VCL, would be dismissed. Under the proposed settlement, the remaining plaintiffs agreed to settle these matters for additional disclosures only, subject to court approval. Plaintiffs have agreed to limit their application for fees and costs to $235,000. The proposed settlement is subject to final Court approval. The Court has set a final approval hearing for January 31, 2013, at 10:00 a.m. in Department 17 of the Court, the Honorable Steven A. Brick, presiding.